UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  November 6, 2006

                         EPOCH HOLDING CORPORATION
            ----------------------------------------------------
           (Exact name of registrant as specified in its charter)


Delaware                              1-9728              20-1938886
----------------------------  ------------------------  ------------------
(State or other jurisdiction  (Commission File Number)  (IRS Employer
of incorporation)                                       Identification No.)

640 Fifth Avenue, 18th Floor, New York, NY                    10019
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(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  212-303-7200

                                    N/A
        ------------------------------------------------------------
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 6, 2006, Epoch Holding Corporation ("Epoch" or the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with General American Investors Company, Inc. ("GAM" or the "Purchaser"), whereby GAM invested $10 million in Epoch and Epoch issued GAM 10,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock").

The Company intends to use the proceeds for general business purposes and to support the Company's future growth. No placement or other broker fees were paid in connection with this transaction.

The Series A Convertible Preferred Stock has an annual cumulative cash dividend of 4.60%, payable semi-annually on June 30 and December 31, the first payment being December 31, 2006. These securities are convertible, in whole or in part at any time, into shares of the Company's common stock at a fixed conversion price of $6.00 per share, or 1,666,667 common shares in total.

Upon the five year anniversary of the closing of the transaction, there is an automatic conversion into shares of the Company's common stock at the fixed conversion price. The Series A Convertible Preferred Stock also contains an automatic conversion provision upon a change in control (as defined in the Certificate of Designation), as well as customary conversion price adjustments for stock combinations, stock splits, stock dividends and other similar events.

Prior to the conversion, the number of shares of common stock issuable upon the conversion of the Series A Preferred Stock will have no effect on the Company's basic earnings per share calculation, but shall be included in its diluted earnings per share calculation. Upon conversion, the issuable shares of common stock shall be included in the calculation of both the basic and diluted earnings per share.

The holders of the Series A Preferred Stock generally have voting rights equivalent to the holders of the Company's common stock, and will be entitled to vote on an as-converted basis (1,666,667 shares) with the holders of the common stock together as a single class. The Series A Preferred Stock also provides for customary preference upon a Liquidation, as defined in the Certificate of Designation.

The Series A Preferred Stock was offered and sold to the Purchaser in a private placement transaction in reliance upon exemptions from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, including Regulation D. The Purchaser is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act.

The Series A Convertible Preferred Stock is not registered under the
Securities Act. The common stock into which the Series A Preferred Stock will be convertible may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.

In connection with the Purchase Agreement, the Company and GAM also entered into a Registration Rights Agreement, dated November 7, 2006, in which, among other things, the Company agreed to prepare, and, within sixty (60) calendar days after the closing date, file with the SEC a registration statement covering the resale by GAM of the shares of common stock underlying the Series A Convertible Preferred Stock.

The foregoing descriptions of the Purchase Agreement, the Series A Preferred Stock, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are included as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

The information regarding the Series A Convertible Preferred Stock is set forth above in Item 1.01.

ITEM 3.03         MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

The information regarding the Series A Convertible Preferred Stock is set forth above in Item 1.01.

ITEM 5.03         AMENDEMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

A Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Epoch Holding Corporation setting forth the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock, was filed with the Secretary of State of the State of Delaware on November 6, 2006.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired

         None

(b)      Pro Forma Financial Information

         None

(c)      Exhibits

         Exhibit Number    Description

            4.2 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Epoch Holding Corporation, filed with the Secretary of State of the State of Delaware November 6, 2006.

            4.3 Registration Rights Agreement, dated November 7, 2006, by and between Epoch Holding Corporation and General American Investors Company, Inc.

            10.49 Securities Purchase Agreement, dated November 6, 2006, by and between Epoch Holding Corporation and General American Investors Company, Inc.

            99.1  Press release, dated November 7, 2006


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              EPOCH HOLDING CORPORATION

                                              /s/ Adam Borak
                                              --------------------------------
                                              Name:    Adam Borak
                                              Title:   Chief Financial Officer


Date:    November 9, 2006